                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Commission File Number 000-23388

                           Video Services Corporation
                     (formerly, International Post Limited)
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   13-3735647
                      (I.R.S. Employer Identification No.)

                 240 Pegasus Avenue, Northvale, New Jersey 07647
             (Address and Zip code of principal executive officers)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities to be registered pursuant to Section 12(b) of the Act:

     Common Stock                                  American Stock Exchange
par value $0.01 per share                       (Exchange on which registered)
   (Title of class)

     Securities to be registered pursuant to Section 12(g) of the Act:

               None

Item 1. The description of the Common Stock contained in the Company's Proxy Statement dated July 25, 1997 of the Company (then known as International Post Limited) previously filed with the Commission is incorporated herein by reference

Item 2:    Exhibits - None



                                    SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Video Services Corporation (formerly, International Post Limited)


                                    By:/s/ Steven Crane
                                       --------------------------------
                                        Name:  Steven Crane
                                        Title: Vice President and Chief
                                               Finanicial Officer


Date: February 6, 1998